UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange

Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Innovative Industrial Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 9, 2026. At the Annual Meeting, the stockholders approved the Innovative Industrial Properties, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”), which replaces the previously existing Innovative Industrial Properties, Inc. 2016 Omnibus Incentive Plan (the “Prior Plan”). Accordingly, the Prior Plan has been terminated as of June 9, 2026; however, the terms and conditions of the Prior Plan will continue to govern any outstanding awards granted thereunder. Upon recommendation of the Company’s compensation committee, the Company’s board of directors approved the 2026 Plan on April 20, 2026, subject to stockholder approval at the Annual Meeting.

Subject to adjustments for changes in capitalization and the 2026 Plan’s share counting and recycling provisions, as of June 9, 2026, an aggregate of 1,250,000 shares of the Company’s common stock may be issued pursuant to awards granted under the 2026 Plan. Officers, employees, consultants and advisors of the Company and its affiliates, as well as members of the Company’s board of directors, are eligible to participate in the 2026 Plan. The 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash incentive awards, dividend equivalent units, and other stock-based awards.

A summary of the material terms of the 2026 Plan is set forth under the caption “Proposal 3: Adoption of the Innovative Industrial Properties, Inc. 2026 Omnibus Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 22, 2026 (the “2026 Proxy Statement”). That summary and the above description of the 2026 Plan do not purport to be complete and are qualified in their entirety by reference to the 2026 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2026, the Company held its Annual Meeting, at which the stockholders voted on proposals as follows:

Proposal 1: Election of five directors, each to serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualified.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Alan Gold	15,158,881	1,718,472	4,992,391
Scott Shoemaker	10,281,923	6,595,430	4,992,391
Paul Smithers	16,624,187	253,166	4,992,391
David Boyle	15,237,646	1,639,707	4,992,391
Bruce Ives	16,550,854	326,499	4,992,391

Proposal 2: Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,610,111	179,893	79,740	N/A

Proposal 3: Approval of the adoption of the 2026 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,306,826	3,466,132	104,395	4,992,391

Proposal 4: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,666,254	6,025,986	185,113	4,992,391

Proposal 5: Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
16,097,437	87,130	504,627	188,159	4,992,391

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the Exhibit Index below are being filed herewith.

Exhibit	Description of Exhibit

10.1	Innovative Industrial Properties, Inc. 2026 Omnibus Incentive Plan (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 22, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer and Treasurer